EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 21, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the application of Statement of Financial Accounting Standards No 123(R) as of December 31, 2006), accompanying the consolidated financial statements and schedule included in the Annual Report of EP MedSystems, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statements of EP MedSystems, Inc. and Subsidiaries on Forms S-8 (File No. 333-346656, effective April 13, 2000, amended June 29, 2000; File No. 333-122081, effective January 14, 2005) and Forms S-3 (File No. 333-104231, effective April 21, 2003; File No. 333-110023, effective November 19, 2003, File No. 333-112131, effective February 4, 2004; File No. 333-120263, effective November 26, 2004 and File No. 333-122082, effective February 3, 2005; File No. 333-133540 effective June 23, 2006; File No. 333-133558 effective April 26, 2006).

Philadelphia, Pennsylvania

March 21, 2007